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                                                                      EXHIBIT 21

               SUBSIDIARIES OF THE COMPANY (AS OF MARCH 10, 1998)

                                                                                                 Percentage of
                                                                      Jurisdiction of           Securities Owned
               Name                                                   Incorporation              By the Company
               ----                                                   -------------              --------------

Allied Industrial Distributors                                         California                     100%
Figgie Acceptance Corporation                                          Delaware                       100%
Figgie Asia Pte. Ltd.                                                  Singapore                      100%
Figgie Canadian Holdings Ltd.                                          Canada-Federal                 100%
    Figgie Canada Inc.                                                 Canada-Federal                 100%
Figgie Communications Inc.                                             Ohio                           100%
Figgie do Brasil Industria e
    Commercio Ltda. (IN LIQ.)                                          Brazil                         100%
Figgie Foreign Sales Corporation                                       Virgin Islands                 100%
Figgie (G.B.) Limited                                                  United Kingdom                 100%
    Figgie (U.K.) Limited                                              United Kingdom                 100%
    Figgie Sportswear (U.K.) Limited                                   United Kingdom                 100%
    Wimbledon Shirt Company Limited                                    United Kingdom                 100%
Figgie International (H.K.) Ltd.                                       Hong Kong                      100%
Figgie International Real Estate Inc.                                  Delaware                       100%
    Cafig Inc.                                                         Delaware                       100%
Figgie Investment Trustee Limited                                      United Kingdom                  50%
Figgie Leasing Corporation                                             Delaware                       100%
Figgie Licensing Corporation                                           Delaware                       100%
Figgie Packaging Systems Pty. Ltd.                                     Australia                      100%
Figgie Pension Trustee Limited                                         United Kingdom                  50%
Figgie Properties Inc.                                                 Delaware                       100%
  Chagrin Highlands, Ltd. LLC                                          United States                   50%
  Chagrin Highlands Inc.                                               Ohio                           100%
    Cudahy Self Storage, Inc.                                          Wisconsin                      100%
    Figgie Risk Management Company                                     Florida                         85%
    Virginia Center Inc.                                               Virginia                       100%
Figgie Sportswear Limited                                              United Kingdom                 100%
    FP Sportswear B.V.                                                 Netherlands                    100%
Figgie Transportteknik Sweden AB (in liq.)                             Sweden                         100%
Interstate Electronics Corporation                                     California                     100%
Mojonnier de Mexico S de RL de CV (IN LIQ)                             Mexico                          49%
Mojonnier do Brasil Industria e Commercio
   de Equipamentos Ltda. (IN LIQ)                                      Brazil                         100%
Shanghai Eagle Safety Equipment Ltd.                                   China                           51%
Willoughby Holdings Inc.                                               Delaware                       100%
  Willoughby Assurance Ltd.                                            Bermuda                        100%
  Willoughby Services, Inc.                                            Delaware                       100%



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